                                                                     EXHIBIT 3.6

                               OPERATING AGREEMENT
                               -------------------
                                       of
                                       --
                            DOUGLAS DYNAMICS, L.L.C.
                            ------------------------

                      A Delaware Limited Liability Company

     THIS AGREEMENT is entered into this 29th day of June, 1995, by and between ARMCO INC., an Ohio corporation ("Armco") and AJV INVESTMENTS CORP., a Delaware corporation ("AJV").

     WHEREAS, the parties have agreed to organize and operate a limited liability company in accordance with the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties, intending legally to be bound, agree as follows:


SECTION 1.  DEFINED TERMS.
            -------------

     The following capitalized terms shall have the meanings specified in this
Section I. Other terms are defined in the text of this Agreement and, throughout this Agreement, those terms shall have the meanings respectively ascribed to them.

     "Act" means the Delaware Limited Liability Company Act, as amended from
      ---
time to time.

     "Adjusted Capital Account Deficit" means, with respect to any Interest
      --------------------------------
Holder, the deficit balance, if any, in the Interest Holder's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

          (i) the deficit shall be decreased by the amounts which the Interest Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation Section 1.704-2(g) (1) and Regulation Section 1.704-2 (i) (5); and

          (ii) the deficit shall be increased by the items described in Regulation Section 1.704-1(b) (2) (ii) (d) (4), (5), and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b) (2) (ii)
(d) and shall be interpreted consistently therewith.

     "Affiliate" means, with respect to any Member, any Person: (i) which owns
      ---------
more than twenty percent (20%) of the voting interests in the Member; or (ii) in which the Member owns more than twenty percent (20%) of the voting interests; or
(iii)

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in which more than twenty percent (20%) of the voting interests are owned by a
Person who has a relationship with the Member described in the preceding clause
(i) or (ii).

     "Agreement" means this Operating Agreement, as amended from time to time.
      ---------

     "Agreement of Merger" means the Agreement of Merger attached hereto as
      -------------------
Exhibit A.

     "Bankruptcy" means, with respect to any Member, the occurrence of any of
      ----------
the following events:

          (i) the Member makes an assignment for the benefit of creditors;

          (ii) the Member files a voluntary petition in bankruptcy;

          (iii) the Member is adjudged bankrupt or insolvent, or has entered against the Member an order for relief in any bankruptcy or insolvency proceeding;

          (iv) the Member files a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

          (v) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding described in the foregoing subsections (i) through (iv);

          (vi) the Member seeks, consents to or acquiesces in the appointment of a trustee for, receiver for or liquidator of the Member or of all or any substantial part of the Member's properties; or

          (vii) one hundred twenty (120) after the commencement of any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within ninety (90) days after the appointment without the Member's consent or acquiescence of a trustee, receiver or liquidator of the Member or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated.

     "Capital Account" means the account maintained by the Company for each
      ---------------
Interest Holder in accordance with the following provisions:

          (i) an Interest Holder's Capital Account shall be credited with the Interest Holder's Capital Contributions, the amount of any Company liabilities assumed by the Interest Holder (or which are secured by Company


                                       2

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     property distributed to the Interest Holder), the Interest Holder's distributive share of Profits and any item in the nature of income or gain specially allocated to such Interest Holder pursuant to the provisions of
     Section IV (other than Section 4.2.3); and

          (ii) an Interest Holder's Capital Account shall be debited with the amount of money and the fair market value of any Company property distributed to the Interest Holder, the amount of any liabilities of the Interest Holder assumed by the Company (or which are secured by property contributed by the Interest Holder to the Company), the Interest Holder's distributive share of Losses and any item in the nature of expenses or losses specially allocated to the Interest Holder pursuant to the provisions of Section IV (other than Section 4.2.3).

     If any Interest is transferred pursuant to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Interest. If the book value of Company property is adjusted pursuant to Section 4.2.3, the Capital Account of each Interest Holder shall be adjusted to reflect the aggregate adjustment in the same manner as if the Company had recognized gain or loss equal to the amount of such aggregate adjustment. It is intended that the Capital Accounts of all Interest Holders shall be maintained in compliance with the provisions of Regulation Section 1.704-1(b), and all provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with that Regulation.

     "Capital Contribution" means the total amount of cash and the fair market
      --------------------
value of any other assets contributed (or deemed contributed under Regulation
Section 1.704-1(b) (2) (iv) (d)) to the Company by a Member, net of liabilities assumed or to which the assets are subject.

     "Capital Transaction" means any transaction not in the ordinary course of
      -------------------
business which results in the Company's receipt of cash or other consideration, other than Capital Contributions, including, without limitation, proceeds of sales or exchanges or other dispositions of property not in the ordinary course of business, financings, refinancings, condemnations, recoveries of damage awards and insurance proceeds.

     "Carrying Value" means, with respect to any asset, the asset's adjusted
      --------------
basis for federal income tax purposes, except as follows:

          (i) the initial Carrying Value of any asset contributed (or deemed contributed) to the Company shall be such asset's fair market value (without reduction for associated liabilities) at the time of such contribution;

          (ii) if the Company elects to adjust the Capital Account balances of the Interest Holders to reflect the fair market value of the Company's assets at a given time in accordance with Regulation Section 1.704-1(b) (2)
     (iv) (f),


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     the Carrying Values of all assets of the Company shall be adjusted to equal their respective fair market values (without taking into account associated liabilities) at such time; and

          (iii) the Carrying Value of an asset that has been determined pursuant to paragraph (i) or (ii) shall thereafter be adjusted as would the asset's adjusted basis for federal income tax purposes except that Depreciation and similar deductions shall be computed as provided under the definition of Depreciation.

     "Cash Flow" means all cash funds derived from operations of the Company or
      ---------
from any Capital Transaction (including interest received on reserves), without reduction for any depreciation, amortization or other non-cash charges, minus cash funds used to pay operating expenses, debt payments (including debt payments to Members), capital improvements and replacements and reasonable reserves for future expenses or liabilities as determined by the Members, plus any reduction in cash reserves previously established.

     "Code" means the Internal Revenue Code of 1986, as amended, or any
      ----
corresponding provision of any succeeding law.

     "Company" means the limited liability company formed in accordance with
      -------
this Agreement.

     "Depreciation" means, for each fiscal year or other period of the Company,
      ------------
an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Tax Matters Partner.

     "Interest" means a Person's share of the Profits and Losses of, and the
      --------
right to receive distributions, from, the Company.

     "Interest Holder" means any Person who holds an Interest, whether as a
      ---------------
Member or as an unadmitted assignee of a Member.

     "Majority Vote" means the affirmative vote, approval or consent, as the
      -------------
case may be, of Members holding more than fifty percent (50%) of the total Percentages held by all Members (and not just of those constituting a quorum) entitled to vote on, approve or consent to the particular matter, decision or action.

     "Member" means each Person signing this Agreement and any Person who
      ------
subsequently is admitted as a member of the Company in accordance with this Agreement and the Act.

     "Member Loan Nonrecourse Deductions" means any Company deductions that
      ----------------------------------
would be Nonrecourse Deductions if they were not attributable to a loan made or guaranteed by a Member within the meaning of Regulation Section 1.704-2 (i).

     "Membership Rights" means all of the rights of a Member in the Company,
      -----------------
including without limitation a Member's: (i) Interest; (ii) right to inspect the Company's books and records; and (iii) right to participate in the management of and vote on matters coming before the Company.

     "Minimum Gain" has the meaning set forth in Regulation Section 1.704-2 (d).
      ------------
Minimum Gain shall be computed separately for each Interest Holder in a manner consistent with the Regulations under Code Section 704 (b).

     "Negative Capital Account" means a Capital Account with a balance of less
      ------------------------
than zero.

     "Nonrecourse Deductions" has the meaning set forth in Regulation Section
      ----------------------
1.704-2 (b) (1). The amount of Nonrecourse Deductions for a taxable year of the Company equals the net increase, if any, in the amount of Minimum Gain during that taxable year, determined according to the provisions of Regulation Section 1.704-2 (c).

     "Nonrecourse Liability" means any liability of the Company with respect to
      ---------------------
which no Member has personal liability, determined in accordance with Code
Section 752 and the Regulations promulgated thereunder.

     "Percentage" means, as to a Member, the percentage set forth in Section 3.1
      ----------
as the same may be changed in accordance with this Agreement, and as to an Interest Holder who is not a Member, the Percentage of the Member whose Interest has been acquired by such Interest Holder, to the extent the Interest Holder has succeeded to that Member's Interest.

     "Person" means and includes any individual, corporation, partnership,
      ------
association, limited liability company, trust, estate, or other legal entity.

     "Positive Capital Account" means a Capital Account with a balance greater
      ------------------------
than zero.

     "Profits" and "Losses" means, for each taxable year of the Company (or
      -------       ------
other period for which Profits or Losses must be computed) the Company's taxable income or loss determined in accordance with Code Section 703 (a), with the following adjustments:

          (i) all items of income, gain, loss, deduction or credit required to be stated separately pursuant to Code Section 703 (a) (1) shall be included in computing taxable income or loss;

          (ii) any tax-exempt income of the Company, not otherwise taken into account in computing Profits or Losses, shall be included in computing taxable income or loss;

          (iii) any expenditures of the Company described in Code Section 705
     (a) (2) (B) (or treated as such pursuant to Regulation Section 1.704-1 (b)
     (2) (iv) (i)) and not otherwise taken into account in computing Profits or Losses, shall be subtracted from taxable income or loss;

          (iv) in the event the Carrying Value of any asset of the Company is adjusted pursuant to the definition of Carrying Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

          (v) gain or loss resulting from any disposition of any asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Carrying Value; and

          (vi) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 4.2 hereof shall not be taken into account in computing Profits or Losses.

     "Regulation or Regulations" means the income tax regulations, including any
      -------------------------
temporary regulations, from time to time promulgated under the Code.

     "Secretary" means (i) the Secretary of State of Delaware.
      ---------

     "Tax Matters Person" has the meaning set forth in Section 8.5.
      ------------------

     "Transfer" means, when used as a noun, any voluntary sale, hypothecation,
      --------
pledge, assignment, attachment, or other transfer, and, when used as a verb, means, voluntarily to sell, hypothecate, pledge, assign, or otherwise transfer.

     "Unanimous Vote" means the affirmative vote, approval or consent, as the
      --------------
case may be, of all of the Members (and not just of those constituting a quorum) entitled to vote on, approve or consent to the particular matter, decision or action.

     "Withdrawal" means (i) the death or adjudication of incompetence of a
      ----------
Member who is an individual, (ii) the retirement, resignation, expulsion or Bankruptcy of a Member, (iii) the dissolution or termination of existence of a Member which is a legal

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entity or (iv) any Transfer or other event which terminates the continued
membership of a Member in the Company.


SECTION II. FORMATION AND NAME; OFFICE; NATURE OF BUSINESS; TERM.
            ----------------------------------------------------

     2.1. Organization. The parties shall organize a limited liability company
          ------------
pursuant to the Act and the provisions of this Agreement and, for that purpose, shall cause a Certificate of Formation in the form attached as Exhibit B to be executed and filed for record with the Secretary.

     2.2. Name of the Company. The name of the Company shall be Douglas
          -------------------
Dynamics, L.L.C. The Company may do business under that name and under any other name or names which the Members agree upon by Unanimous Vote.

     2.3. Nature of Business Permitted; Powers. The Company may carry on any
          ------------------------------------
lawful business, purpose or activity permitted by the Act. The Company shall possess and may exercise all of the powers and privileges granted by the Act or by any other law or this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary to the conduct, promotion or attainment of the business purposes or activities of the Company.

     2.4. Term. The term of the Company shall begin upon the filing of the
          ----
Certificate of Formation with the Secretary and shall continue until the Company's existence is terminated pursuant to Section VII of this Agreement.

     2.5. Registered Agent and Office; Principal Place of Business. The
          --------------------------------------------------------
registered office of the Company in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware or at any other place within the State of Delaware which the Members agree upon by Unanimous Vote. The principal office of the Company shall be located at 7777 North 73rd Street, Milwaukee, WI 53223 or at such other place which the Members agree upon.

     2.6. Initial Members. The Initial Members are Armco Inc. and AJV
          ---------------
INVESTMENTS CORP.


SECTION III. MEMBERS; CAPITAL; CAPITAL ACCOUNTS.
             ----------------------------------

     3.1. Initial Capital Contributions. Upon the execution of this Agreement,
          -----------------------------
the Members shall contribute to the Company the initial Capital Contributions described in Sections 3.1.1 and 3.1.2 below. Armco and AJV shall have initial Percentages of 99% and 1%, respectively, until changed in accordance with this Agreement. These Percentages shall not be affected by the merger contemplated by the Agreement of Merger.


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

     3.1.1. Initial Capital Contributions by Armco. Armco will contribute to the
            --------------------------------------
Company, as its initial Capital Contribution, cash in the amount of $99.00, within ten (10) days from the date hereof.

     3.1.2. Initial Capital Contributions by AJV. AJV will contribute to the
            ------------------------------------
Company, as its initial Capital Contribution, cash in the amount of $1.00, within ten (10) days from the date hereof.

     3.2. Additional Capital Contributions. No Member shall be required or
          --------------------------------
obligated to contribute any additional capital to the Company except upon a Unanimous Vote. No Member shall have any personal liability for any obligation of the Company solely by virtue of being a Member.

     3.3. No Interest on Capital Contributions. Interest Holders shall not be
          ------------------------------------
paid interest on their Capital Contributions.

     3.4. Return of Capital Contributions. Except as otherwise provided in this
          -------------------------------
Agreement, no Interest Holder shall have the right to receive the return of any Capital Contribution.

     3.5. Form of Return of Capital. If an Interest Holder is entitled to
          -------------------------
receive a return of a Capital Contribution, the Interest Holder shall not have the right to receive any property except cash in return of the Interest Holder's Capital Contribution.

     3.6. Capital Accounts. A separate Capital Account shall be maintained for
          ----------------
each Interest Holder.

     3.7. Loan. Except upon a Unanimous Vote, no Member may make any loan to
          ----
the Company and no Member is obligated to make any loan to the Company.

     3.8. No Restoration of Capital Account. No Interest Holder with a Negative
          ---------------------------------
Capital Account shall have any obligation to the Company or the other Interest Holders to restore such Negative Capital Account solely as a result of the existence thereof.


SECTION IV. PROFITS, LOSSES AND DISTRIBUTIONS.
            ---------------------------------

     4.1. Distributions of Cash Flow and Allocations of Profits or Losses.
          ---------------------------------------------------------------

     4.1.1. Profits or Losses. After giving effect to the special allocations
            -----------------
set forth in Sections 4.2 and 4.3 for any taxable year of the Company, Profits or Losses shall be allocated in accordance to the Interest Holders in proportion to their Percentages.

     4.1.2. Distributions. Cash Flow for each taxable year of the Company shall
            -------------
be distributed from time to time to the Interest Holders upon a Unanimous Vote in proportion to their Percentages.






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     4.2. Regulatory Allocations.
          ----------------------

     4.2.1.  Qualified Income Offset. No Interest Holder shall be allocated
             -----------------------
Losses or deductions if the allocation causes an Interest Holder to have an Adjusted Capital Account Deficit. If an Interest Holder receives (i) an allocation of Losses or deduction (or item thereof) or (ii) any distribution, which in either case causes the Interest Holder to have an Adjusted Capital Account Deficit at the end of any taxable year, then all items of income and gain of the Company (consisting of a pro rata portion of each item of Company income, including gross income and gain) for that taxable year shall be allocated to that Interest Holder, before any other allocation is made of Company items for that taxable year, in the amount and in proportions required to eliminate the excess as quickly as possible. This Section 4.2.1 is intended to comply with, and shall be interpreted consistently with, the "qualified income offset" provisions of the Regulations promulgated under Code Section 704
(b).

     4.2.2.  Minimum Gain Chargeback. Except as set forth in Regulation Section
             -----------------------
1.704-2 (f) (2), (3) and (4), if during any taxable year there is a net decrease in Minimum Gain, each Interest Holder, prior to any other allocation pursuant to this Section IV, shall be specially allocated items of gross income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Interest Holder's share of the net decrease of Minimum Gain, computed in accordance with Regulation Section 1.704-2 (g). Allocations of gross income and gain pursuant to this Section 4.2.2 shall be made first from gain recognized from the disposition of Company assets subject to nonrecourse liabilities (within the meaning of the Regulations promulgated under Code
Section 752), to the extent of the Minimum Gain attributable to those assets, and thereafter from a pro rata portion of the Company's other items of income and gain for the taxable year. It is the intent of the parties hereto that any allocation pursuant to this Section 4.2.2 shall constitute a "minimum gain chargeback" under Regulation Section 1.704-2 (f).

     4.2.3.  Contributed Property and Book-Ups. In accordance with Code Section
             ---------------------------------
704 (c) and the Regulations thereunder, as well as Regulation Section 1.704-1
(b) (2) (iv) (d) (3), income, gain, loss and deduction with respect to any property contributed (or deemed contributed) to the Company shall, solely for tax purposes, be allocated among the Interest Holders so as to take account of any variation between the adjusted basis of the property to the Company for federal income tax purposes and its initial Carrying Value.

     4.2.4.  Code Section 754 Adjustment. To the extent an adjustment to the tax
             ---------------------------
basis of any Company asset pursuant to Code Section 734 (b) or Code Section 743
(b) is required, pursuant to Regulation Section 1.704-1 (b) (2) (iv) (m), to be taken into account in determining Capital Accounts, the amount of the adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases basis), and the gain or loss shall be specially allocated to the Interest Holders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to that Section of the Regulations.

     4.2.5.  Nonrecourse Deductions. Nonrecourse Deductions for a taxable year
             ----------------------
or other period shall be specially allocated among the Interest Holders in proportion to their Percentages.

     4.2.6.  Member Loan Nonrecourse Deductions. Any Member Loan Nonrecourse
             ----------------------------------
Deduction for any taxable year or other period shall be specially allocated to the Interest Holder who bears the risk of loss with respect to the loan to which the Member Loan Nonrecourse Deduction is attributable in accordance with Regulation Section 1.704-2 (b).

     4.2.7.  Withholding. All amounts required to be withheld pursuant to Code
             -----------
Section 1446 or any other provision of federal, state or local tax law shall be treated as amounts actually distributed to the affected Interest Holders for all purposes under this Agreement.

     4.3.    Liquidation and Dissolution. If the Company is liquidated, the
             ---------------------------
assets of the Company shall be distributed to the Interest Holders in accordance with the balances in their respective Capital Accounts, after taking into account the allocations of Profits or Losses pursuant to Sections 4.1.1, and distributions, if any, of cash or property pursuant to Section 4.1.2.

     4.4.    General.
             -------

     4.4.1. Except as otherwise provided in this Agreement, the timing and amount of all distributions shall be determined by the Members.

     4.4.2. If any assets of the Company are distributed in kind to the Interest Holders, those assets shall be valued on the basis of their fair market value, and any Interest Holder entitled to any interest in those assets shall receive such interest as a tenant-in-common with all other Interest Holders so entitled. Unless the Members otherwise agree by Unanimous Vote, the fair market value of the assets shall be determined by an independent appraiser who shall be selected by the Members. The Profits or Losses for each unsold asset shall be determined as if the asset had been sold at its fair market value, and the Profits or Losses shall be allocated as provided in Section 4.2 and shall be properly credited or charged to the Capital Accounts of the Interest Holders prior to the distribution of the assets in liquidation pursuant to Section 4.3.

     4.4.3. All Profits and Losses shall be allocated, and all distributions shall be made, to the Persons shown on the records of the Company to have been Interest Holders as of the last day of the taxable year for which the allocation or distribution is to be made. Notwithstanding the foregoing, unless the Company's taxable year is separated into segments, if there is a Transfer or other Withdrawal during the taxable year, the Profits and Losses shall be allocated between the original Interest Holder and the successor on the basis of the number of days each of them was an Interest Holder during the taxable year; provided, however, the Company's taxable year shall be segregated into



                                       10

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two or more segments in order to account for Profits, Losses or proceeds attributable to a Capital Transaction or to any other extraordinary non-recurring items of the Company.

     4.4.4. The Members shall, upon the advice of the Company's tax counsel, amend this Section IV to comply with the Code and the Regulations promulgated under Code Section 704(b); provided, however, that no amendment shall materially affect an Interest Holder's right to distributions without such Interest Holder's prior written consent.

SECTION V.   MANAGEMENT; RIGHTS, POWERS, AND DUTIES.
             --------------------------------------

     5.1. Management. The business and affairs of the Company shall be managed
          ----------
by its Members in accordance with the provisions of this Agreement and the Act. The Company shall not have any Managers as defined in the Act. The Members shall have full and complete authority, power and discretion to direct, manage and control the business, affairs and properties of the Company, to make all decisions regarding such matters and to perform any and all acts and to engage in any and all activities necessary, customary or incident to the management of the Company's business, affairs and properties. Subject to the rights of officers of the Company to act on behalf of the Members by virtue of the delegation of authority by the Members to the officers of the Company pursuant to Section 5.2, a Unanimous Vote of the Members shall be required for all actions by the Company. Without limiting the generality of the foregoing or the powers granted to the Company by the Act, the specific authority of Members to act on behalf of the Company shall include the following:

     5.1.1. acquire by purchase, lease or otherwise, any real or personal property, tangible or intangible;

     5.1.2. construct, operate, maintain, finance and improve, and to own, sell, convey, assign, mortgage or lease any real estate and any personal property;

     5.1.3. sell, dispose, trade or exchange Company assets in the ordinary course of the Company's business;

     5.1.4. enter into agreements and contracts and to give receipts, releases and discharges;

     5.1.5. purchase liability and other insurance to protect the Company's properties and business;

     5.1.6. borrow money for and on behalf of the Company, and, in connection therewith, execute and deliver instruments authorizing the confession of judgment against the Company;

     5.1.7. execute or modify leases with respect to any part or all of the assets of the Company;



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


     5.1.8. prepay, in whole or in part, refinance, amend, modify, or extend any mortgages, trust deeds or security agreements which may affect any asset of the Company, and in connection therewith to execute for and on behalf of the Company any extensions, renewals or modifications of such mortgages, trust deeds or security agreements;

     5.1.9. execute any and all other instruments and documents which may be necessary or advisable to carry out the intent and purpose of this Agreement, including without limitation documents whose operation and effect extend beyond the term of the Company;

     5.1.10. make any and all expenditures which are necessary or appropriate in connection with the management of the affairs of the Company and the carrying out of its obligations and responsibilities under this Agreement, including without limitation all legal, accounting and other related expenses incurred in connection with the organization and financing and operation of the Company; and

     5.1.11. enter into any kind of activity necessary to, in connection with or incidental to the accomplishment of the purposes of the Company.

     The Members hereby specifically authorize the Company to merge with D D Merger Corp., a Delaware corporation, in accordance with the Agreement of Merger. The officers of the Company, or any of them, are authorized and directed to execute the Agreement of Merger and to execute such other documents and take such other actions as may be necessary or advisable in his, her or their judgment to consummate the merger contemplated by the Agreement of Merger.

     5.2. Officers.
          --------

     The officers of the Company shall include a President, one or more Vice Presidents, a Secretary and a Treasurer, and one or more assistant officers appointed in accordance with the provisions of this Section 5.2. The following provisions shall apply with respect to officers:

     5.2.1.  Any number of offices may be held by the same person.

     5.2.2. Any officer may be removed, with or without cause, by the Members or by such other officer, if any, upon whom such power of removal may be conferred by the Members. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the time of the receipt of such notice or at any later time specified in such notice. Unless otherwise specified in such notice, acceptance of the resignation shall not be necessary to make it effective.

     5.2.3. Any vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled by the Members. The President may make



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


temporary appointments to a vacant office (other than the President's office) pending action by the Members.

     5.2.4. The President shall be the principal executive officer of the Company and, subject to the control and direction of the Members, shall in general supervise and control all of the day-to-day business and affairs of the Company unless the Members appoint another individual to so preside. An individual chosen by Unanimous Vote of the Members from time to time shall preside at all meetings of the Members. Subject to the other provisions of this Agreement, the President shall have the authority, subject to such rules as may be prescribed by the Members, to appoint such agents and employees of the Company as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President and the Members. Subject to any required authorization by the Members acting on their behalf, the President shall have authority to execute and acknowledge, on behalf of the Company, all deeds, mortgages, bonds, contracts, leases and all other agreements, documents and instruments necessary or proper to be executed in the course of the Company's regular business.

     5.2.5. In the absence of the President, or in the event of the President's death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, a Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Members, or in the absence of any designation, then in the order of their appointment), if one is appointed, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions on the President. The execution of any agreement, document or instrument of the Company by any Vice President shall be conclusive evidence, as to third parties, of the Vice President's authority to act in the stead of the President.

     5.2.6. The Secretary shall: (i) keep (or cause to be kept) regular minutes of all meetings of the Members in one or more books provided for that purpose;
(ii) use his or her best efforts to ensure that all notices are duly given in accordance with the provisions of this Agreement or as required by law; (iii) be custodian of the records of the Company; (iv) sign with the President, or a Vice President, certificates representing Interests in the Company, if the issuance thereof shall have been authorized by resolution of the Members; (v) have general charge of the transfer books of the Company; and (vi) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President or by the Members.

     5.2.7. The Treasurer, if one is appointed, shall: (i) have charge and custody of and be responsible for all funds and securities of the Company; (ii) receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies or other depositaries as shall be selected by the Company; and (iii) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President or by the Members.

     5.2.8. The Members may appoint such additional officers as they determine by Unanimous Vote, each of whom shall hold office for such period and have such authority and perform such duties as are provided for in this Agreement or as they from time to time determine.

     5.2.9. The Members shall have the power to appoint any person to act as assistant to any officer, or as agent for the Company in the officer's stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Members shall have the power to perform all the duties of the office to which that person is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Members.

     5.2.10. The salaries of the officers, if any, shall be fixed from time to time by the Members.

     5.2.11. Nothing contained in this Section 5.2 shall affect or be construed as affecting the terms of any contract of employment between the Company and any officer.

     5.2.12. The initial officers of the Company are:

               Name                                Title
               ----                                -----

         Robert A. Morrison           President and Chief Executive Officer
         John B. Corey                Vice President
         David A. Higbee              Vice President
         Gary R. Hildreth             Secretary
         James L. Bertsch             Treasurer
         Carlos M. Hernandez          Assistant Secretary
         James R. Roethle             Assistant Secretary

     5.2.13. Notwithstanding anything in this Section 5.2 to the contrary, the officers shall not have the authority to do any of the following on behalf of the Company unless the same has been specifically approved by the prior Unanimous Vote of the Members acting directly and not through any officers:

        (i)    Engage in any act in contravention of this Agreement or the Act;

        (ii) Confess a judgment against the Company in connection with any threatened or pending legal action;

        (iii) Possess any Company asset or assign the rights of the Company in any Company property for other than a Company purpose;

        (iv)   Dissolve the Company;

        (v)    Amend the Company's Certificate of Formation or this Agreement;

        (vi) Sell, lease, exchange or dispose of all, or substantially all, of the property or assets of the Company, or merge or adopt a plan of merger;

        (vii)  Purchase any Interest;

        (viii) Sell any Interest to any Person;

        (ix)   Make any distribution;

        (x) Guarantee or otherwise act as a surety or accommodation party to any indebtedness or liability of any Person, other than endorsement of checks in the normal course of collection; or

        (xi)   Establish the compensation of officers.

     5.3. Meetings of and Voting by Members.
          ---------------------------------

     5.3.1.  Meetings. Meetings of the Members, for any purpose or purposes,
             --------
unless otherwise prescribed by the Act, may be called by any Member.

     5.3.2.  Place of Meetings. The Members by Unanimous Vote may designate any
             -----------------
place, either within or outside of the State of Delaware, as the place of meeting for any meeting of the Members. If no designation is made, the place of meeting shall be the Company's principal place of business.

     5.3.3.  Notice of Meetings. Except as provided in Section 5.3.4. or as
             ------------------
required by the Act, written notice stating the place, day and hour of the meeting shall be delivered not less than five (5) nor more than fifty (50) days before the date of the meeting. Notice of an annual meeting need not describe any purpose for which it is called, but notice of a special meeting shall include a brief description of each purpose for which it is called. All notices shall be given in the manner provided in Section 9.2. If an annual or special meeting is adjourned to a different date, a new notice of the new date, time and place is required to be given if and only if (i) a new record date is established as provided in Section 5.3.5, or (ii) the date, time and place are not announced at the originally scheduled meeting before adjournment.

     5.3.4.  Meeting of all Members. If all of the Members shall meet at any
             ----------------------
time and place, either within or outside of the State of Delaware, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any lawful action may be taken.

     5.3.5.  Record Date. For the purpose of determining Members entitled to
             -----------
notice or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 5.3.5., such determination shall apply to any adjournment thereof unless the adjournment is for more than one hundred twenty (120) days, in which event a new record date shall be established as provided in this Section 5.3.5.

     5.3.6.  Quorum. Members holding all of the Percentages, represented in
             ------
person or by proxy, shall constitute a quorum at any meeting of Members.
In the absence of a quorum at any such meeting, Members holding a majority of the Percentages so represented may adjourn the meeting from time to time. The Members present at a duly organized meeting may continue to transact business for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

     5.3.7.  Required Vote. A Unanimous Vote of the Members present in person or
             -------------
by proxy shall be the act of the Members, unless a different vote is required by law or this Agreement. Unless otherwise expressly provided herein or required under applicable law, Members who have an interest (economic or otherwise) in the outcome of any particular matter may nevertheless participate in a vote or consent upon such matter and their vote or consent shall be counted in determining whether the requisite approval was given by the Members.

     5.3.8.  Proxies. At all meetings of Members, a Member may vote in person or
             -------
by proxy executed in writing by the Member or a duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise expressly provided in the proxy.

     5.3.9.  Action by Members Without a Meeting. Any action required or
             -----------------------------------
permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by all of the Members. Such written consents shall be delivered to the Secretary of the Company for inclusion in the minutes or for filing with the Company records. Consents may be executed in counterparts. Action taken under this Section 5.3.9 is effective when the last Member has signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs the written consent.

     5.3.10. Waiver of Notice. When any notice is required to be given to any
             ----------------
Member, a waiver thereof in writing signed by such Member before, at or after the time stated therein shall be equivalent to the giving of such notice.

     5.3.11. Meetings By Telephone or Other Communication Technology. Any or all
             -------------------------------------------------------
Members may participate in a meeting by, or conduct the meeting through the use of, telephone or any other means of communication by which either: (a) all participating Members may simultaneously hear each other during the meeting or
(b) all communication during the meeting is immediately transmitted to each participating Member, and each participating Member is able to immediately send messages to all other participating Members. If a meeting will be conducted through the use of any means described in this Section 5.3.11, all participating Members shall be informed that a meeting is taking place at which official business may be transacted. A Member participating in a meeting by any means described in this Section 5.3.11 is deemed to be present in person at the meeting.

     5.4. Duties of Members.
          -----------------

     5.4.1. The Members shall devote such time to the business and affairs of the Company as is necessary to carry out their duties set forth in this Agreement.

     5.4.2. Except as otherwise expressly provided in Sections 5.4.3 and subject to any restrictions on a Member as such Member agrees to in writing, nothing in this Agreement shall be deemed to restrict in any way the rights of any Member, or of any Affiliate of any Member, to conduct any other business or activity whatsoever, and the Member shall not be accountable to the Company or to any Member with respect to that business or activity even if the business or activity competes with the Company's business; and the organization of the Company shall be without prejudice to the Members' respective rights (or the rights of their respective Affiliates) to maintain, expand or diversify such other interests and activities and to receive and enjoy profits or compensation therefrom.

     5.5. Liability and Indemnification.
          -----------------------------

     5.5.1. No Member (or any officer or director thereof), and no officer of the Company, shall be liable, responsible, or accountable, in damages or otherwise, to any Member or to the Company for any act performed by such individual within the scope of the authority conferred on the individual by this Agreement, except for fraud, negligence or an intentional breach of this Agreement.

     5.5.2. The Company shall indemnify each Member, and its officers and directors, and each officer of the Company (each an "Indemnified Party"), for all liabilities, actions, damages, costs and expenses (including without limitation reasonable attorneys' fees) incurred by the Indemnified Party as a result of, arising out of or incidental to any act or omission of the Indemnified Party with respect to the Company or its business, as and to the full extent permitted by the Act, but in no event for fraud, negligence or an intentional breach of this Agreement. The Company may in its discretion advance expenses to the Indemnified Party, subject to an agreement that the Indemnified Party repay such amounts if the Indemnified Party is determined to be not entitled to indemnification hereunder. Whenever any indemnification has been paid or expenses advanced to any Indemnified Party, such occurrence shall be reported to the Members prior to or with the next notice of a meeting of Members.

     5.6.   Expenses; Reimbursement to the Members. Except as otherwise
            --------------------------------------
specifically provided in this Agreement, all expenses of the Company may be billed directly to, and shall be paid by, the Company. The Members and their Affiliates shall be reimbursed by the Company for all out-of-pocket expenses reasonably incurred or paid by them on behalf of the Company, upon submission to the Company of documentation substantiating such expenses. Each of the Members shall be entitled to be reimbursed for all out-of-pocket costs and expenses, including without limitation, attorneys' fees incident to the Company's formation.

     5.7.   Salaries. No Member shall be paid any salary or other compensation
            --------
except as approved from time to time by a Unanimous Vote.

     5.8.   Transactions with Members and Affiliates. The Company may enter into
            ----------------------------------------
agreements with any Member or any Affiliate thereof for the provision of property, goods or services to the fullest extent permitted by the Act.

     SECTION VI.  TRANSFER OF INTERESTS AND WITHDRAWALS OF MEMBERS.
                  ------------------------------------------------

     6.1.   Transfers.
            ---------

     6.1.1. No Person may Transfer all or any portion of or any interest or rights in the Person's Membership Rights or Interest.

     6.1.2. Each Member hereby acknowledges the reasonableness of the prohibition contained in this Section 6.1 in view of the purposes of the Company and the relationship of the Members. The Transfer of any Membership Rights or Interests in violation of the prohibition contained in this Section 6.1 shall be deemed invalid, null and void, and of no force or effect.

     6.2.   Withdrawal. No Member shall have the right to cause such Member's
            ----------
Withdrawal from the Company. Any Member who shall intentionally or voluntarily cause a Withdrawal shall be in breach of this Agreement and liable to the other Members and the Company for damages.

     SECTION VII. DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY.
                  -------------------------------------------------------

     7.1.   Events of Dissolution. The Company shall be dissolved upon the
            ---------------------
happening of any of the following events:

     7.1.1. upon an Unanimous Vote;

     7.1.2. at 11:59 p.m. on December 31, 2050;

     7.1.3. upon the Withdrawal of any Member; or

     7.1.4. upon the entry of a decree of judicial dissolution under Section 18-802 of the Act.

     7.2.   Procedure for Winding Up and Dissolution. If the Company is
            ----------------------------------------
dissolved, the Members shall wind up its affairs. Upon the winding up of the Company, the assets of the Company, after the provision for claims and obligations referred to below, shall be distributed as follows:

     7.2.1. To creditors, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Members under Section 18-601 or Section 18-604 of the Act;

     7.2.2. To the Members and former Members in satisfaction of liabilities for distributions under Section 18-601 or Section 18-604 of the Act; and

     7.2.3. To the Interest Holders in accordance with the balances in their respective Capital Accounts, after taking into account the allocations of Profits or Losses pursuant to Section 4.1.1 and distributions, if any, of cash or property pursuant to Section 4.1.2.

     The Company shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, known to the Company and all claims and obligations which are known to the Company but for which the identity of the claimant is unknown. If there are sufficient assets, such claims and obligations shall be paid in full and any such provision for payment shall be made in full. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets therefor. In the event that it is later determined that funds reserved for anticipated claims and obligations exceed the amount of such claims and obligations, such excess shall be distributed to the Interest Holders in accordance with Section 7.2.3.

     7.3.   Filing of Certificate of Cancellation. If the Company is dissolved,
            -------------------------------------
the Members shall promptly file a Certificate of Cancellation with the Secretary. If there are no remaining Members, the Certificate shall be filed by the last Person to be a Member; if there is no Person who last was a Member, the Certificate shall be filed by the legal or personal representatives of the Person who last was a Member.

     SECTION VIII. BOOKS, RECORDS, ACCOUNTING AND TAX ELECTIONS.
                   --------------------------------------------

     8.1.   Bank Accounts. All funds of the Company shall be deposited in a bank
            -------------
account or accounts maintained in the Company's name. The Members shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

     8.2.   Books and Records.
            -----------------

     8.2.1. The Members shall keep or cause to be kept complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the conduct of the Company's business. The records shall include, but not be limited to, all records required to be kept by the Act and complete and accurate information regarding the state of the business and financial condition of the Company, a copy of the Certificate of Formation, this Agreement and all amendments thereto, a current list of the names and last known business, residence and/or mailing addresses of each Member, and the Company's foreign, federal, state and local tax returns.

     8.2.2. The books and records shall be maintained in accordance with sound accounting practices and shall be available at the Company's principal office for examination by any Member or the Member's duly authorized representative at any and all reasonable times during normal business hours.

     8.2.3. Each Member shall reimburse the Company for all costs and expenses incurred by the Company in connection with the Member's inspection and copying of the Company's books and records.

     8.3.   Annual Accounting Period. The annual accounting period of the
            ------------------------
Company shall be its taxable year. The Company's taxable and fiscal year shall be January 1 through December 31 unless the Members elect a different year.

     8.4.   Reports. Within seventy-five (75) days after the end of each taxable
            -------
year of the Company, the Members shall cause to be sent to each Person who was a Member at any time during the accounting year then ended unaudited financial statements. However, upon the agreement of the Members, an independent certified public accounting firm selected by the Members shall conduct an audit of the Company's financial statements. The cost of each such audit shall be borne by the Company. In addition, within seventy-five (75) days after the end of each taxable year of the Company, the Company shall cause to be sent to each Person who was an Interest Holder at any time during the taxable year then ended, such tax information concerning the Company which is necessary for preparing the Interest Holder's income tax returns for that year.

     8.5.   Tax Matters Person. Such individual designated from time to time in
            ------------------
writing by Armco shall be the Company's "Tax Matters Person. The Tax Matters Person shall have all powers and responsibilities provided to so-called tax matters partners under Code Section 6221, et seq., or such other provisions as may become applicable to limited liability companies. The Tax Matters Person shall keep all Members informed of all notices from government taxing authorities which may come to the attention of the Tax Matters Person. The Company shall pay and be responsible for all reasonable third-party costs and expenses incurred by the Tax Matters Person in performing those duties. Such a Member shall be responsible for any costs incurred by such Member with respect to any tax audit or tax-related administrative or judicial proceeding against any Member, even though it relates to the Company. The Tax Matters Person may not compromise any dispute with the Internal Revenue Service without Unanimous Vote of the Members.

     8.6.   Tax Elections. All elections permitted to be made by the Company
            -------------
under federal or state income, franchise or other tax laws, including without limitation the elections referred to in Sections 734, 743 and 754 of the Code, shall be determined by a Unanimous Vote, and each of the members, upon request, shall supply to the Company such information as may be necessary to give proper effect to any such election.

     8.7.   Title to Company Property.
            -------------------------

     8.7.1. Except as provided in Section 8.7.2, all real and personal property acquired by the Company shall be acquired and held by the Company in its name.

     8.7.2. Upon a Unanimous Vote, legal title to all or any portion of the Company's property be acquired or held in a name other than the Company's name. Without limiting the foregoing, upon a Unanimous Vote title may be acquired and held in a Members' name in the names of trustees or nominees for the Company. It is expressly understood and agreed that the manner of holding title to the Company's property (or any part thereof) is solely for the convenience of the Company, and all of such property shall be treated as Company property.

     SECTION IX. GENERAL PROVISIONS.
                 ------------------

     9.1.   Assurances. Each Member shall execute all such certificates and
            ----------
other documents and shall do all such filing, recording, publishing and other acts as the other Member reasonably deem appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules and regulations relating to the acquisition, operation, or holding of the property of the Company.

     9.2.   Notifications. Any notice, demand, consent, election, offer,
            -------------
approval request or other communication (collectively, a "Notice") required or permitted under this Agreement shall be in writing and either delivered personally sent by certified or registered mail, postage prepaid, return receipt requested sent by recognized overnight delivery service or by facsimile transmittal. Each Notice shall be addressed to an Interest Holder at the Interest Holder's last known address on the records of the Company. A Notice to the Company shall be addressed to the Company's principal office. A Notice delivered personally will be deemed given only when acknowledged in writing by the person to whom it is delivered. A Notice that is sent by mail will be deemed given three (3) business days after it is mailed. A Notice sent by recognized overnight delivery service will be deemed given when received or refused. A Notice sent by facsimile shall be deemed given when sent provided Notice by personal delivery or overnight delivery service is made the next business day following the day such facsimile transmission occurs. Any party may designate, by Notice to all of the others, substitute addresses or addressees for Notices; and, thereafter, Notices are to be directed to those substitute addresses or addressees.

     9.3.   Specific Performance. The parties recognize that irreparable injury
            --------------------
will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party who may be injured (in addition to any other remedies which may be available to that party) shall be entitled to one or more preliminary or permanent orders (i) restraining and enjoining any act which would constitute a breach or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.

     9.4.   Complete Agreement. This Agreement constitutes the complete and
            ------------------
exclusive statement of the agreement among the Members. It supersedes all prior written and oral statements, including any prior representation, statement, condition, or warranty. Except as expressly provided otherwise herein, this Agreement may not be amended without the written consent of all of the Members.

     9.5.   Applicable Law. All questions concerning the construction, validity
            --------------
and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Delaware.

     9.6.   Section Titles. The headings herein are inserted as a matter of
            --------------
convenience only, and do not define, limit or describe the scope of this Agreement or the intent of the provisions hereof.

     9.7.   Binding Provisions. This Agreement is binding upon, and inures to
            ------------------
the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns.

     9.8.   Construction. Common nouns and pronouns shall be deemed to refer to
            ------------
the masculine, feminine, neuter, singular and plural, as the identity of the Person may in the context require. References to Sections herein include all subsections which are subsidiary to the Section referred to.

     9.9.   Separability of Provisions. Each provision of this Agreement shall
            --------------------------
be considered separable. If, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

     9.10.  Counterparts. This Agreement may be executed simultaneously in two
            ------------
or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

     9.11.  Estoppel Certificate. Each Member shall, within ten (10) days after
            --------------------
written request by any Member, deliver to the requesting Person a certificate stating, to the Member's knowledge, that: (a) this Agreement is in full force and effect; (b) this Agreement has not been modified except by any instrument or instruments identified in the certificate; and (c) there is no default hereunder by the requesting Person; provided, however, that if there is any exceptions to the foregoing, the certificate shall state in reasonable detail the nature and extent thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                         ARMCO INC.

                         By:       /s/ David G. Harmer
                                   ----------------------------------

                         Name:     David G. Harmer
                                   ----------------------------------

                         Title:    Corporate Vice President
                                   ----------------------------------


                         AJV INVESTMENTS CORP.



                         By:       /s/ Carlos M. Hernandez
                                   ----------------------------------

                         Name:     Carlos M. Hernandez
                                   ----------------------------------

                         Title:    Vice President
                                   ----------------------------------

                                LIST OF EXHIBITS
                                ----------------

      Exhibit                  Description
      -------                  -----------

         A                     Agreement of Merger

         B                     Certificate of Formation

                               AGREEMENT OF MERGER

                                       OF

                                D D MERGER CORP.

                                      INTO

                            DOUGLAS DYNAMICS, L.L.C.


     THIS AGREEMENT OF MERGER (the "Agreement") is made as of this 27th day of June, 1995 by and between D D Merger Corp., a Delaware corporation ("DDMC") and Douglas Dynamics, L.L.C., a Delaware limited liability company ("Douglas").

                                    RECITALS

     WHEREAS, the Board of Directors of DDMC and the members of Douglas have determined that the merger of DDMC into Douglas (the "Merger") is advisable, fair and in the best interests of both entities; and

     WHEREAS, the stockholders of DDMC, by resolutions duly adopted, have approved and adopted the Merger and this Agreement.

     NOW, THEREFORE, in consideration of the Recitals and of the mutual agreements and covenants set forth in this Agreement of Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DDMC and Douglas hereby agree as follows:

                                   ARTICLE I

                        EXISTENCE OF THE SURVIVING ENTITY

     At the Effective Time of Merger, DDMC shall be merged with and into Douglas which shall be the surviving entity. The identity, existence, purposes, powers, franchises, privileges, assets, properties and rights of Douglas (hereinafter sometimes referred to as the "Surviving Entity") shall continue unaffected and unimpaired by the Merger and the identity, existence, purposes, powers, franchises, privileges, assets, properties and rights of DDMC shall be merged into the Surviving Entity and the Surviving Entity shall be fully vested therewith. The separate existence of DDMC, except insofar as otherwise specifically provided by law, shall cease at the Effective Time of Merger whereupon DDMC and the Surviving Entity shall be and become one single entity.

                                   ARTICLE II

                  CERTIFICATE OF FORMATION OF SURVIVING ENTITY

     At the Effective Time of Merger, the Certificate of Formation of Douglas shall remain the Certificate of Formation of the Surviving Entity, and shall be unaffected by the Merger.

                                  ARTICLE III

             LIMITED LIABILITY COMPANY AGREEMENT OF SURVIVING ENTITY

     The Limited Liability Company Agreement of Douglas as in effect immediately prior to the Effective Time of Merger shall be the Limited Liability Company Agreement of the Surviving Entity until amended in accordance with law.

                                   ARTICLE IV

                           MEMBERS OF SURVIVING ENTITY

     The members of Douglas immediately prior to the Effective Time of Merger shall remain the members of the Surviving Entity.

                                   ARTICLE V

                              SHARES OF DDMC STOCK

     At the Effective Time of Merger, and without any action on the part of the holders thereof, all shares of capital stock of DDMC that are issued and outstanding shall be canceled and retired and cease to exist and no other consideration shall be issued or delivered in exchange therefor.

                                   ARTICLE VI

                              EFFECT OF THE MERGER

     At the Effective Time of Merger, the effect of the Merger shall be as provided in Section 18-209(g) of the Delaware Code.

                                  ARTICLE VII

                            EFFECTIVE TIME OF MERGER

     The Effective Time of Merger shall be the time of filing the Certificate of Merger with the Delaware Secretary of State.

                                  ARTICLE VIII

                   REGISTERED OFFICES OF CONSTITUENT ENTITIES

     The registered offices of both DDMC and Douglas are located in New Castle County, Delaware. The registered office of the Surviving Entity from and after the Effective Time of Merger shall be located in New Castle County, Delaware.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement of Merger to be executed on its behalf on the day and year first above written.

                              D D MERGER CORP.

                              By:  /s/ John B. Corey
                                  -----------------------------------------
                                   John B. Corey,
                                   Vice President

                              Attest:  /s/ Gary R. Hildreth
                                      -------------------------------------
                                       Gary R. Hildreth,
                                       Secretary


                              DOUGLAS DYNAMICS, L.L.C.

                              By: ARMCO INC., Member

                                By:  /s/ David G. Harmer
                                    ------------------------------------
                                     David G. Harmer
                                     Corporate Vice President


                              By: AJV INVESTMENTS CORP.,
                                  Member

                                By:  /s/ Carlos M. Hernandez
                                    ------------------------------------
                                     Carlos M. Hernandez
                                     Vice President

                            CERTIFICATE OF FORMATION

                                       OF

                            DOUGLAS DYNAMICS, L.L.C.

     The undersigned, for purposes of forming a limited liability company in accordance with the laws of the State of Delaware, hereby states as follows:

     1. The name of the limited liability company is Douglas Dynamics, L.L.C.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Douglas Dynamics, L.L.C. this 26th day of June, 1995.

                                 /s/ Thomas A. Simonis
                                    -----------------------------
                                     Thomas A. Simonis
                                     Sole Organizer